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                                                                    Exhibit 1(b)

                       KEYCORP STUDENT LOAN TRUST 1996-A

                                   $__________

                     FLOATING RATE ASSET BACKED CERTIFICATES

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    (SELLER)

                       CERTIFICATE UNDERWRITING AGREEMENT
                       ----------------------------------

                                __________, 1996

CS First Boston Corporation
As Representative of the
several Underwriters
Park Avenue Plaza
New York, N.Y. 10055

Dear Sirs:

                  1. INTRODUCTORY. Society National Bank, a national banking association (the "Seller"), proposes to cause KeyCorp Student Loan Trust 1996-A (the "Trust") to issue and sell $__________ principal amount of its Floating Rate Asset Backed Certificates (the "Certificates") to the underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative. The assets of the Trust include, among other things, a pool of law school student loans (the "Initial Financed Student Loans") and certain monies due thereunder on and after _________, 1996 (the "Cutoff Date"). Such Initial Financed Student Loans were sold to the Eligible Lender Trustee (as defined below) on behalf of the Trust by the Seller and are to be serviced by Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA" or the "Servicer"). The Certificates will be issued pursuant to the Amended and Restated Trust Agreement to be dated as of _________, 1996 (as amended and supplemented from time to time, the "Trust Agreement"), between the Seller, as Depositor, and The First National Bank of Chicago, a national banking association (the "Eligible Lender Trustee").

                  Simultaneously with the issuance and sale of the Certificates as contemplated herein, the Trust will issue $___________ principal amount of its Floating Rate Asset Backed Notes (the "Notes"). The Notes will be sold pursuant to an underwriting agreement dated the date hereof (the "Note Underwriting Agreement") between the Seller and the Underwriters.



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                  Capitalized terms used and not otherwise defined herein shall have the meanings given them in Appendix A hereto.

                  2.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

(a) The Seller represents and warrants to and agrees with the several Underwriters that:

                  (i) A registration statement (No. 333-4274), including a form of prospectus, on Form S-1 relating to the Notes, has been filed with the Securities and Exchange Commission (the "Commission") and either
         (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Seller does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (x) if the Seller has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (y) if the Seller has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Certificates, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or, if no such filing is required, as included in the Registration Statement at the Effective Date, is hereinafter referred to as the "Prospectus".



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                (ii) If the Effective Time is prior to the execution and
         delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, (C) on the Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (D) on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (1) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, (2) on the Effective Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (3) on the Effective Date, at the time of filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Seller by any Underwriter




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         through the Representative specifically for use therein. As of the
         Closing Date (as defined below), the Seller's representations and warranties in the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement, the Trust Agreement and the Guarantee Agreement to which TERI is a party will be true and correct in all material respects.

              (iii) This Agreement has been duly authorized, executed and delivered by the Seller. The execution, delivery and performance of this Agreement and the issuance and sale of the Certificates and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Seller has full corporate power and authority to cause the Trust to authorize, issue and sell the Certificates, all as contemplated by this Agreement.

                (iv) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Seller or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (v) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                (vi) The Seller's assignment and delivery of the Initial Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust as of the Closing Date will vest in the Eligible Lender Trustee on behalf of the Trust all the Seller's right, title and interest therein, or will result in a first priority perfected security interest therein, in either case subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

              (vii) The Trust's assignment of the Initial Financed Student Loans to the Indenture Trustee pursuant to the Indenture will vest in the Indenture




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         Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (b) The Seller hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Seller by the Underwriters through the Representative specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are the statements with respect to stabilization on the second page of, and the statements under the caption "Underwriting" in, the preliminary prospectus and the Prospectus.

                  3. PURCHASE, SALE AND DELIVERY OF THE CERTIFICATES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, at a purchase price of _____% of the principal amount of the Notes, the respective principal amounts of Certificates set forth opposite the names of the Underwriters in Schedule I hereto. In addition, the Seller agrees to pay CS First Boston Corporation a structuring fee equal to $_______.

                  The Seller will deliver the Certificates to the Representative for the respective accounts of the Underwriters, against payment of the purchase price to or upon the order of the Seller by wire transfer or check in Federal (same day) Funds, at the office of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York 10004, on __________, 1996, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date". The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Trust Agreement.

                  4. OFFERING BY THE UNDERWRITERS. It is understood that, after the Registration Statement becomes effective, the several Underwriters propose to offer the



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Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

                  5. COVENANTS OF THE SELLER. The Seller covenants and agrees with the several Underwriters that:

                  (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Seller will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph
(1) (or, if applicable and if consented to by the Representative, subparagraph
(4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the Effective Date. The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                  (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplementation to which the Representative reasonably objects; the Seller will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                  (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospec-
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tus to comply with the Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Representative to, nor the delivery of the several Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the applicable Rules and Regulations thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Seller will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

                  (f) The Seller will arrange for the qualification of the Certificates for sale under the laws of the States of New York and California and will continue such qualifications in effect so long as required for the distribution.

                  (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the several Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Eligible Lender Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Eligible Lender Trustee.





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                  (h) So long as any of the Certificates is outstanding, the
Seller will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission on behalf of the Trust pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller as the Representative may reasonably request only insofar as such information reasonably relates to the Registration Statement or the transactions contemplated by the Basic Documents.

                  (i) On or before the Closing Date, the Seller shall mark its accounting and other records, if any, relating to the Initial Financed Student Loans and shall cause the Servicer to mark the computer records of the Servicer relating to the Initial Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee on behalf of the Trust of the Initial Financed Student Loans, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the ownership by the Eligible Lender Trustee on behalf of the Trust of such Initial Financed Student Loans, other than as permitted by the Sale and Servicing Agreement.

                  (j) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Seller agreed upon on or prior to the Closing Date, the Seller shall furnish such documents and take any such other actions. A copy of any such document shall be provided to the Representative at the time it is delivered to the rating agencies.

                  (k) For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, neither the Seller nor any trust originated, directly or indirectly, by the Seller will, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, student loans; PROVIDED, HOWEVER, that this shall not be construed to prevent the sale of student loans by the Seller.

                  (l) The Seller will apply the net proceeds of the offering and the sale of the Certificates and the Notes that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds".





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                  (m) The Seller will pay all expenses incident to the
performance of its obligations under this Agreement, including (i) the printing and filing of the documents (including the Registration Statement and Prospectus) (ii) the preparation, issuance and delivery of the Certificates to the Representative, (iii) the fees and disbursements of the Seller's counsel and accountants, (iv) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Representative of copies of the Registration Statement as originally filed and of each amendment thereto, (vi) the printing and delivery to the Representative of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (vii) any fees charged by rating agencies for the rating of the Certificates, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses of Jones, Day, Reavis & Pogue in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 6(h) hereof.

                  6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the written statements of officers of the Seller made pursuant to the provisions of this Section, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

                  (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 6:00 p.m., New York City time, on the date of this Agreement or such later time or date as shall have been consented to by the Representative.

                  (b) If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of





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the Seller or the Representative, shall be contemplated by the Commission.

                  (c) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), of (i) Ernst & Young on behalf of the Seller and (ii) KPMG Peat Marwick with respect to certain agreed-upon procedures with respect to the Program, in each case confirming that such accountants are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and its counsel.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, the Servicer or KeyCorp which, in the judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates;
(ii) any downgrading in the rating of any debt securities of the Seller or KeyCorp by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Seller or KeyCorp (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Seller or KeyCorp on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation,





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declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                  (e) The Representative shall have received an opinion of Forrest F. Stanley, Esq., General Counsel of Key Bank USA, National Association ("Key Bank"), as counsel for Key Bank, as the Seller and the Administrator, dated the Closing Date, in the form attached hereto as Exhibit A, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

                  (f) The Representative shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to the Seller, dated the Closing Date, in the form attached hereto as Exhibit B, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

                  (g) The Representative shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that the statements in the Prospectus under the headings "Summary of Terms--Tax Considerations" and "Material Tax Consequences--State and Local Income and Franchise Tax Consequences with Respect to the Certificates" accurately describe the material Pennsylvania tax consequences to holders of the Certificates.

                  (h) The Representative shall have received an opinion addressed to the several Underwriters of Jones, Day, Reavis & Pogue, in its capacity as Federal tax and ERISA counsel for the Trust, to the effect that the statements in the Prospectus under the headings "Summary of Terms--Tax Considerations" and "Material Tax Consequences--Material Federal Tax Consequences with Respect to the Certificates" accurately describe the material Federal income tax consequences to holders of the Certificates, and the statements in the Prospectus under the headings "Summary of Terms--ERISA Considerations" and "ERISA Considerations--The Certificates", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under ERISA. Jones, Day, Reavis & Pogue, in its capacity as special counsel to the Trust, shall have delivered an opinion with respect to the characterization of the transfer of the Initial Financed Student Loans.





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                  (i) The Representative shall have received an opinion
addressed to the several Underwriters of Stroock & Stroock & Lavan, in its capacity as special counsel to the several Underwriters, dated the Closing Date, with respect to the validity of the Certificates and the Notes and such other related matters as the Representative shall reasonably require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (j) The Representative shall have received an opinion of Dean Blakey & Moskowitz, special student loan counsel to the several Underwriters and, in the case of clause (iii) below, special student loan counsel to the Eligible Lender Trustee, dated the Closing Date, satisfactory in form and substance to the Representative, to the effect that:

                  (i) the agreements implementing the Program, (including the Coordination Agreements (as such term is defined in the Supplemental Sale and Servicing Agreement)) and the Basic Documents, and the transactions contemplated by the Basic Documents, conform in all material respects to the applicable requirements of the Higher Education Act, and that, upon the due authorization, execution and delivery of the Basic Documents and the consummation of such transactions, the Financed Federal Loans, legal title to which will be held by the Eligible Lender Trustee on behalf of the Trust, will qualify, subject to compliance with all applicable origination and servicing requirements, for all applicable federal assistance payments, including federal reinsurance and federal interest subsidies and special allowance payments;

                (ii) such counsel has examined the Registration Statement and the Prospectus, and nothing has come to such counsel's attention that would lead such counsel to believe that, solely with respect to the Higher Education Act and the student loan business, the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof or on the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

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                  (iii) the Eligible Lender Trustee is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Federal Loans.

                  (k) The Representative shall have received an opinion of counsel to PHEAA, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) PHEAA has been duly organized and is validly existing as an agency of the Commonwealth of Pennsylvania in good standing under the laws thereof with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement and the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to PHEAA's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to service the Financed Student Loans, to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

                (ii) PHEAA is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Financed Student Loan or PHEAA's obligation under its Guarantee Agreement unenforceable by or on behalf of the Trust.

              (iii) Each of the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement and the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to PHEAA's obligations under such Guarantee Agreement) to which PHEAA is a party has been duly authorized, executed and delivered by PHEAA and is the legal, valid and binding obligation of PHEAA enforceable against PHEAA in accordance with its terms, notwithstanding the existence of any doctrine of





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         sovereign immunity except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (iv) Neither the execution and delivery by PHEAA of the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement or the Guarantee Agreement to which it is a party, nor the consummation by PHEAA of the transactions contemplated therein nor the fulfillment of the terms thereof by PHEAA will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of PHEAA or of any indenture or other agreement or instrument to which PHEAA is a party or by which PHEAA is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to PHEAA of any court, regulatory body, administrative agency or governmental body having jurisdiction over PHEAA.

                  (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against PHEAA before or by any governmental authority that might materially and adversely affect the performance by PHEAA of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement or the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to PHEAA's obligations under such Guarantee Agreement) to which it is a party.

                (vi) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of the Servicer contained in the Sale and Servicing Agreement and the Supplemental Sale and Servicing Agreement are other than as stated therein.

                  (l) The Representative shall have received an opinion of counsel to the Massachusetts Higher Education Assistance Corporation, now doing business as American Student Assistance Corporation, a Massachusetts non-profit corporation ("ASA"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) ASA has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the Commonwealth of Massachusetts with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to ASA's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

                 (ii) ASA is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render ASA's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

                (iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to ASA's obligations under such Guarantee Agreement) to which ASA is a party has been duly authorized, executed and delivered by ASA and is the legal, valid and binding obligation of ASA enforceable against ASA in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 (iv) Neither the execution and delivery by ASA of the Guarantee Agreement to which it is a party, nor the consummation by ASA of the transactions contemplated therein nor the fulfillment of the terms thereof by ASA will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of ASA or of any indenture or other agreement or instrument to which ASA is a party or by which ASA is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to ASA of any court, regulatory body, administrative agency or governmental body having jurisdiction over ASA.

                  (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against ASA before or by any governmental authority that might materially and adversely affect the performance by ASA of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to ASA's obligations under such Guarantee Agreement) to which it is a party.

                  (m) The Representative shall have received an opinion of Kotin, Crabtree & Strong, counsel to The Education Resources Institute, Inc., a Massachusetts non-profit corporation ("TERI"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) TERI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Private Loans covered by such Guarantee Agreement.

                (ii) TERI is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render TERI's obligation under its

         Guarantee Agreement to guarantee the Financed Private Loans unenforceable by or on behalf of the Trust.

              (iii) The Guarantee Agreement to which TERI is a party has been duly authorized, executed and delivered by TERI and is the legal, valid and binding obligation of TERI enforceable against TERI in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (iv) Neither the execution and delivery by TERI of the Guarantee Agreement to which it is a party, nor the consummation by TERI of the transactions contemplated therein nor the fulfillment of the terms thereof by TERI will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of TERI or of any indenture or other agreement or instrument to which TERI is a party or by which TERI is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to TERI of any court, regulatory body, administrative agency or governmental body having jurisdiction over TERI.

                  (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against TERI before or by any governmental authority that might materially and adversely affect the performance by TERI of its obligations under, or the validity or enforceability of, the Guarantee Agreement to which it is a party.

                  (n) The Representative shall have received an opinion of counsel to the Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Eligible Lender Trustee is a national banking association duly incorporated or organized and validly existing under the laws of the United States.

             (ii) The Eligible Lender Trustee has the full corporate trust power to accept the office of eligible lender trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement, the Administration Agreement and the Guarantee Agreements.

            (iii) The execution and delivery of the Trust Agreement, the Sale and Servicing Agreement and the Supplemental Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement, the Administration Agreement and the Guarantee Agreements, and the performance by the Eligible Lender Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, The Supplemental sale and Servicing Agreement, the Administration Agreement and the Guarantee Agreements have been duly authorized by all necessary action of the Eligible Lender Trustee and each has been duly executed and delivered by the Eligible Lender Trustee.

             (iv) The Trust Agreement, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement and the Administration Agreement constitute valid and binding obligations of the Eligible Lender Trustee enforceable against the Eligible Lender Trustee in accordance with their terms.

                  (v) The execution and delivery by the Eligible Lender Trustee of the Trust Agreement, the Sale and Servicing Agreement and the Supplemental Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement, the Administration Agreement and the Guarantee Agreements do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority.

             (vi) Each of the Certificates has been duly executed and delivered by the Eligible Lender Trustee, as eligible lender trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Eligible Lender Trustee, on behalf of the Trust.

            (vii) Neither the consummation by the Eligible Lender Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Eligible Lender Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Eligible Lender Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Eligible Lender Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Eligible Lender Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Eligible Lender Trustee or any of its subsidiaries.

           (viii) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Eligible Lender Trustee (as eligible lender trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Eligible Lender Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement.

             (ix) The execution, delivery and performance by the Eligible Lender Trustee of the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement or any Guarantee Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or arising under the Eligible Lender Trustee that are unrelated to the transactions contemplated in such agreements.

                  (o) The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each the Seller and the

Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Trust Agreement, the Sale and Servicing Agreement and the Supplemental Sale and Servicing Agreement, as applicable, are true and correct in all material respects, that the Seller or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, in the case of the certificate from the Seller only, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (ii) since June 30, 1996, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, the Seller or the Servicer, as applicable, has occurred.

                  (p) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Ohio and New York and the Commonwealth of Pennsylvania reflecting the transfer of the interest of the Seller in the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Financed Student Loans and the proceeds thereof to the Indenture Trustee.

                  (q) The Certificates shall be rated in one of the three highest investment rating category by Standard and Poor's Corporation and at least "Aaa" by Moody's Investors Service, Inc., and neither corporation shall have placed the Certificates under surveillance or review with possible negative implications.

                  (r) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

                  (s) On the Closing Date, $720,112,000 aggregate principal amount of the Notes shall have been issued and sold.

                  The Seller will provide or cause to be provided to the Representative such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Representative reasonably requests.

                  7. INDEMNIFICATION AND CONTRIBUTION. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through the Representative specifically for use therein.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless any such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the other indemnified parties and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except as may be provided in any agreement among the Underwriters relating to the offering of the Certificates.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion their respective underwriting obligations and not joint.

                  (e) The obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

                  8. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the several Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 5 and the respective obligations of the Seller and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (iii), (v) and
(vi) of Section 6(d)), the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Certificates.

                  9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Park Avenue Plaza, New York, N.Y. 10055, Attention: Investment Banking Department--Transactions Advisory Group; if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at Key Bank USA, National Association, 5000 Tiedeman Road, Brooklyn, OH 44144, Attention: Senior Vice President, Education Lending; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

                  10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

                  11. REPRESENTATION OF UNDERWRITERS. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

                  12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  13. APPLICABLE LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                  If the foregoing is in accordance with the understanding of the Representative of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Seller and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            KEY BANK USA, NATIONAL ASSOCIATION

                                              by
                                                --------------------------------
                                                     Name:
                                                     Title:

The foregoing Certificate
Underwriting Agreement is
hereby confirmed and
accepted as of the date
first written above.

CS FIRST BOSTON CORPORATION,

  by
    ------------------------------
     Name:
     Title:

Acting on behalf of itself and as
of Representative of the several
Underwriters.

                                                                      SCHEDULE I

                                                                   Principal Amount
Underwriter                                                         of Certificates
- -----------                                                         ---------------
CS First Boston Corporation............................................   $

Key Capital Markets, Inc...............................................   $

     Total.............................................................   $
                                                                          =

                                                                      APPENDIX A

                [See Appendix A to Sale and Servicing Agreement]

                                                                       EXHIBIT A

                               [Key Bank opinion]

                                                                       EXHIBIT B

                              [Jones Day opinions]